UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

ARCHSTONE-SMITH TRUST

(Exact name of registrant as specified in charter)

Maryland	1-16755	74-6056896
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

9200 E. Panorama Circle, Suite 400, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, including Area Code): (303) 708-5959

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CHDB01 1271895.1	19-Apr-05 12:48

TABLE OF CONTENTS

ITEM 8.01.	OTHER EVENTS

On March 9, 2005, the Executive Compensation Committee of our Board of Trustees adopted the following policy regarding severance benefits:

“RESOLVED: That the Executive Compensation Committee hereby establishes a policy to seek shareholder approval for future severance agreements that are entered into with senior executives if the agreement provides for benefits in an amount exceeding 2.99 times the average of the total compensation received by the senior executive during each of the three years preceding the senior executive’s departure from the Company. “Future severance agreements” include employment agreements containing severance provisions; change of control agreements; retirement agreements; and agreements renewing, modifying or extending existing agreements of this nature. “Benefits” include lump-sum cash payments and the estimated present value of periodic retirement payments, fringe benefits, perquisites, and consulting fees to the paid to the executive.”

CHDB01 1271895.1	19-Apr-05 12:48

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH TRUST
	By:	/s/ Thomas S. Reif
Dated: April 19, 2005		Name: Thomas S. Reif
Title: Group Vice President and Assistant General Counsel

CHDB01 1271895.1	19-Apr-05 12:48